Exhibit 10.1

AMENDMENT AGREEMENT

THIS AMENDMENT AGREEMENT (this “Agreement”) is made as of September [*], 2023, among Sigyn Therapeutics Inc., a Delaware corporation (the “Company”) and * (the “Holder”).

WHEREAS, the Company has previously issued to Holder notes as set forth on Schedule A (each a “Note” and collectively the “Notes”).

WHEREAS, the parties wish to amend certain terms of the Notes.

NOW THEREFORE IN CONSIDERATION OF the matters described above and of the mutual benefits and obligations set forth in this Agreement, the receipt and sufficiency of which consideration is hereby acknowledged, the parties to this Agreement agree as follows:

1. Maturity Date. The Maturity Date of each Note set forth on Schedule B is hereby extended to August 30, 2024.

2. New Principal Amount. The principal amount of each Note set forth on Schedule B shall be increased to the amounts set forth on Schedule B.

3. Exchange. Upon the Company’s common stock being listed for trade on a national securities exchange registered with the SEC under Section 6 of the Securities Exchange Act of 1934 (the “New Trading Market”), and all the shares of common stock issuable to Holder upon conversion of the Notes or any security for which the Notes are exchanged being listed for trade on the New Trading Market, each Note will automatically be exchanged pursuant to an exemption from registration under Section 3(a)(9) of the Securities Exchange Act for shares of Series A Convertible Preferred Stock issued by the Company. The number of shares of Series A Convertible Preferred Stock to be issued shall be determined by calculating how many shares of common stock are issuable upon conversion of each Note and issuing in exchange therefore a number of shares of Series A Convertible Preferred Stock that would convert into an equal amount of common stock.

4. Rule 144. The Company acknowledges that the transactions contemplated herein shall not, the holding period of the Notes, any Series A Convertible Preferred Stock issued in exchange for any Notes, and common stock issued in exchange for any Notes or Series A Preferred Stock, for Rule 144 purposes shall commence as of the original issue date of the Note for which such Series A Convertible Preferred Stock or common stock (directly or in exchange for any Series A Convertible Preferred Stock issued in exchange for any Note) were issued.

5. Company Representations. The Company hereby represents and warrants to Holder that (i) the Company has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by this Agreement, and (ii) the execution, delivery and performance by the Company of this Agreement and the issuance of the securities contemplated hereby do not and will not (x) conflict with or violate any provision of the Company’s certificate or articles of incorporation, bylaws or other organizational or charter documents, (y) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, result in the creation of any lien upon any of the properties or assets of the Company, or give to others any rights of termination, amendment, anti-dilution or similar adjustments, acceleration or cancellation (with or without notice, lapse of time or both) of, any agreement, credit facility, debt or other instrument (evidencing a Company debt or otherwise) or other understanding to which the Company is a party or by which any property or asset of the Company is bound or affected, other than securities issued to Holder by Company, or (z) conflict with or result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which the Company is subject (including federal and state securities laws and regulations), or by which any property or asset of the Company is bound or affected; except in the case of each of clauses (y) and (z), such as could not have or reasonably be expected to result in a Material Adverse Effect. All securities to be issued pursuant to this Agreement are duly authorized and, when issued in accordance with the applicable agreement, will be duly and validly issued, fully paid and nonassessable, free and clear of all liens imposed by the Company. The Company has reserved from its duly authorized capital stock the maximum number of shares of common stock issuable pursuant to this Agreement; provided, however, that to the extent that the Company may not have sufficient duly authorized capital stock to reserve the number of shares of common stock issuable pursuant to this Agreement, the Company shall use commercially reasonable efforts to seek shareholder approval of an amendment to the Company’s articles of incorporation, as appropriate, to make available such number of shares of common stock to reserve.

6. No Further Changes. Except as explicitly set forth herein, all other agreements between the parties, including the Notes, remain in full force and effect without any waivers or modifications.

7. Counterparts/Execution. This Agreement may be executed in any number of counterparts and by the different signatories hereto on separate counterparts, each of which, when so executed, shall be deemed an original, but all such counterparts shall constitute but one and the same instrument. This Agreement may be executed by facsimile signature and delivered by facsimile transmission.

8. Governing Law. It is the intention of the parties to this Agreement that this Agreement and the Performance under this Agreement, and all suits and special proceedings under this Agreement and the Notes, be construed in accordance with and governed by the laws of the State of Delaware, without regard to the jurisdiction in which any action or special proceeding may be instituted. Any action to enforce the terms of this Agreement shall be brought solely in the state and Federal Courts located in the State of Delaware. This section shall supersede any choice of law and forum selection terms on the Notes.

9. Severability. In the event that any of the provisions of this Agreement are held to be invalid or unenforceable in whole or in part, all other provisions will nevertheless continue to be valid and enforceable with the invalid or unenforceable parts severed from the remainder of this Agreement.

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IN WITNESS WHEREOF the parties have duly executed this Amendment Agreement as of the date written above.

Sigyn Therapeutics Inc.

By:
Its:

*

By:
Its: